SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                          FORM 8-K


        Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):

                      October 7, 1996

                   CAPITAL RE CORPORATION
                   -----------------------
               (Exact name of registrant as
                 specified in its charter)



     DELAWARE                1-10995           52-1567009
------------------       --------------        ----------
(State or other          Commission File         I.R.S.
 jurisdiction of              Number           (Employer
 incorporation or                            Identification
 organization)                                   Number)


1325 AVENUE OF THE AMERICAS      NEW YORK, NY       10019
-----------------------------------------------------------
  (Address of principal executive offices)       (Zip code)



     Registrant's telephone number, including area code:

                         (212) 974-0100



------------------------------------------------------------
(Former name or former address, if changed since last report)







                    CAPITAL RE CORPORATION

Item 5.  Other Events.

On October 7, 1996, Capital Re Corporation (the "Company") issued a press release announcing an agreement to acquire RGB
Underwriting Agencies, Ltd. A copy of the press release is included herein as Exhibit 99.1.


                         EXHIBITS



Exhibit Number           Description
---------------          -------------

99.1                     Press release, dated October 7, 1996




                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CAPITAL RE CORPORATION


Date:  October 9, 1996              By:  /s/ ALAN S. ROSEMAN
                                        ----------------------
                                        Alan S. Roseman
                                        Senior Vice President
                                        and General Counsel




                                                  Exhibit 99.1


NEWS RELEASE

Contact: Alan S. Roseman     Robin Bruce-Gardner
Senior Vice President        RGB Underwriting Agencies Ltd.
General Counsel              10th Floor
Catherine C. Bailey          2 Minster Court
Director of Communications   Mincing Lane
212-974-0100                 London EC3R 7FX
                             0171-283-0802


  CAPITAL RE CORPORATION ANNOUNCES AGREEMENT TO ACQUIRE RGB
                UNDERWRITING AGENCIES LTD.


NEW YORK, N.Y. October 7, 1996---Capital Re Corporation (NYSE:
KRE)  and  the  shareholders of Tower Street Holdings  Limited
announced  today  that  they  have  signed  a  memorandum   of
understanding for the acquisition by Capital Re of 100% of the issued shares of Tower Street Holdings Limited, the ultimate
parent  company of RGB Underwriting Agencies Ltd.   RGB  is  a
Lloyd's   managing   agency   and  presently   manages   three
syndicates, non-marine syndicate 490 and two life syndicates, 1171 and 332, with capacity of over 100 million pounds
sterling.   In connection  with this acquisition and with the
completion  of reconstruction  and  renewal  at  Lloyd's,
Capital  Re   will establish   a   corporate  member  at
Lloyd's   to   support underwriting   on  the  managed
syndicates.    Capital   Re's participation in RGB and its
syndicates will provide it with access to the principal international market for specialty insurance and reinsurance products. RGB has an excellent reputation at Lloyd's and is recognized as a market leader in many lines of business.

The acquisition is subject to the completion of due diligence, Lloyd's approval, and the execution of definitive documents, in addition to customary closing conditions. Completion of the acquisition is expected by year end 1996.

Michael E. Satz, Chairman, President and CEO of Capital Re said, "The acquisition of RGB is consistent with the strategic direction of Capital Re to diversify into specialty products in order to maintain earnings growth and target a return on equity in the mid-teens. In partnership with RGB, we anticipate a coordinated strategic initiative allowing the Capital Re corporate group to more actively pursue diversification of its specialty businesses. The opportunity for product development and the business expansion arising from this acquisition should produce a material and sustainable accretion to earnings."

Peter Brotherton, Director of RGB in welcoming the collaboration commented, "The proposed partnership with Capital Re will provide the financial strength and stability required for the group's development into the next millennium. In acquiring RGB, Capital Re has not only recognized the quality of our Underwriters, but also the unique opportunities that exist at Lloyd's for global expansion."

Capital Re Corporation, headquartered in New York City, is the holding company for several specialized professional reinsurance companies, Capital Reinsurance Company, Capital Mortgage Reinsurance Company, Capital Credit Reinsurance Company, Ltd. and Capital Title Reinsurance Company. Capital Reinsurance Company, rated triple-A by Standard & Poor's Corporation and Moody's Investors Service, is the leading reinsurer of financial guarantees of investment-grade debt obligations. Capital Mortgage Reinsurance Company, rated AA by Standard & Poor's Corporation, is a professional reinsurer dedicated exclusively to serving the mortgage guaranty insurance industry. Capital Credit Reinsurance Company, Ltd. specializes in providing reinsurance capacity to the trade credit insurance market and to other credit-related insurance lines. Capital Title Reinsurance Company, rated AA- by Standard & Poor's Corporation and Duff & Phelps, Inc., is the first professional reinsurer dedicated exclusively to the title insurance industry. Capital Re's total assets at June 30, 1996 reached $1.1 billion. Total stockholders' equity stood at $448.6 million.